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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 6, 2000 and September 21, 1999 relating to the combined financial statements of NovCare Physical Rehabilitation and Occupational Health Group, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 7, 2001